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                                                                     EXHIBIT 12

                           BESTFOODS AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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

($ Millions)                                  FOR THE SIX
                                              MONTHS ENDED                FOR THE YEARS ENDED DECEMBER 31,
                                             JUNE 30, 1998        1997       1996        1995       1994      1993
                                             -----------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES:                                    $492.9          $704.2     $880.2       $654.9    $446.6     $624.4
-------------                                -----------------------------------------------------------------------
Add (subtract):
    Portion of rents representative
         of interest                               16.6            32.2       33.4         25.6      24.6       20.2

    Interest on bonds, mortgages
         & similar debt                            61.6           100.9       68.4         52.6      50.1       53.6

    Other interest                                 28.3            72.8      100.0         55.7      33.9       42.4

    Interest expense included in
         cost of plant construction                (1.7)           (3.4)      (4.8)        (3.7)     (4.2)      (5.6

    Income of unconsolidated
         venture                                    ---             ---        ---          ---       3.9        ---
                                             =======================================================================
Income as adjusted                               $597.7          $906.7   $1,077.2       $785.1    $554.9     $735.0
                                             =======================================================================

FIXED CHARGES:
    Portion of rents representative
         of interest                             $ 16.6          $ 32.2   $   33.4       $ 25.6    $ 24.6     $ 20.2
    Interest on bonds, mortgages
         & similar debt                            61.6           100.9       68.4         52.6      50.1       53.6
    Other interest                                 28.3            72.8      100.0         55.7      33.9       42.4
                                             -----------------------------------------------------------------------
                                                 $106.5          $205.9     $201.8       $133.9    $108.6     $116.2
                                             =======================================================================

RATIO OF EARNINGS TO FIXED CHARGES                  5.6             4.4        5.3          5.9       5.1        6.3
                                             =======================================================================

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